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                                                                     EXHIBIT 3.2


                                SCOPE INDUSTRIES

                                     BYLAWS

                        (AS AMENDED TO APRIL 26, 2000)


                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Place of Meetings

         Meetings of the shareholders of the Corporation shall he held at the principal office of the Corporation, or at any place within or without the State of California which may be designated either by the Board of Directors, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation. The Board of Directors is hereby authorized from time to time to designate the place for any meeting of the shareholders.

         SECTION 2. Annual Meetings (As amended May 27, 1975)

         The regular annual meeting of the shareholders shall be held on the fourth Tuesday in October of each and every year at 2:00 o'clock P.M. of said day, commencing in 1975: provided, however, that should said day fall upon a legal holiday, then said annual meeting of the shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday; and provided further, that should said annual meeting for any reason not be held at the time aforesaid, the same may be held at any time thereafter which may be designated by the Board of Directors.
         Said meeting shall be called by notice of the time and place thereof being addressed to each shareholder entitled to vote at his post office address as it appears upon the books of the Corporation, and if it does not so appear, then at the principal office of the Corporation, and deposited in the United States post office in the County in which the principal office of the



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Corporation is situated, postage thereon prepaid, at least ten (10) days preceding the date of said meeting. No other notice of said meeting need be given. At said regular annual meeting the directors of this Corporation shall be elected to serve for the ensuing year and until their successors are elected and qualified.

         SECTION 3. Special Meetings (As amended March 28, 1955)

         Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or Vice President, or by the Board of Directors, or by any two members thereof, or by one or more shareholders holding not less than one-tenth of the voting power of the Corporation. Except in special cases where other express provision is made by statute, notice of such special meetings, stating the time, place and in general terms the purpose or purposes thereof, shall be delivered or mailed to each shareholder at his post office address as the same appears on the books of the Corporation, and if it does not so appear, then at the principal office of the corporation, such notice to be so delivered or mailed, postage thereon prepaid, at least ten (10) days preceding the day of each such meeting. Except in cases where other express provision is made by statute, no other notice of such meetings need be given.

         SECTION 4. Voting and Proxies (As amended October 29, 1957)

         At each meeting of shareholders, every shareholder shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the Corporation on the day three (3) days prior to the meeting, or, if some other day is fixed by the Board of Directors for the determination of shareholders of record, then on such other day. All proxies shall be in writing executed by the person or persons in whose names the shares represented thereby stands on the books of the Corporation or by his duly authorized attorney. In case any meeting of shareholders shall have been for any cause adjourned, the same proxy shall be valid and may be used at such adjourned meeting.

         SECTION 5. Quorum.




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         At any meeting of the shareholders, the holders of a majority of the shares of the Corporation entitled to vote must be represented in person or by proxy in writing, and the holders of such majority of the shares entitled to vote, when so represented, shall constitute a quorum for any and all purposes, including the election of directors; provided that the shareholders present at a duly called meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 6. Adjournment

         Any shareholders' meeting, annual or special, whether or not a quorum in present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.
         When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         SECTION 7. Waiver of Notice

         Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall sign in writing either before, during or after the meeting, a waiver of notice thereof and consent thereto; provided that any such waiver and consent shall be made a part of the records of the meeting.

         SECTION 8. Proof of Notice

         An entry of the service of notice of each meeting of the shareholders, given in the manner above provided, shall be made in the minutes of the proceedings of the shareholders, and such entry, if read and approved at a subsequent meeting of the shareholders, shall be conclusive on the question of such service.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. Powers  (Amended October 27, 1987)

         Subject to any limitation in the Articles of Incorporation or these Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval, the business and affairs of this Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may make a loan of money to, or guaranty the obligation of, any officer of this Corporation or any of its subsidiaries who is not a Director of this Corporation provided only that the Board of Directors shall have determined that such a loan or guaranty may reasonably be expected to benefit the Corporation.

         SECTION 2. Election of Directors

         The Directors shall be elected annually at the annual meeting of the shareholders, or if for any cause said annual meeting be not duly held, then at such other meeting of the shareholders as may be called for that purpose by the President or Vice President or any two directors. Each director shall continue in office until after the next election of directors and until his successor shall have been elected and qualified in his stead, or until he shall have resigned or been removed, and his resignation or removal shall have become effective. If at any time the number of directors shall be increased, the additional directors shall be elected either by the shareholders at an annual meeting or at a special meeting called for that purpose, or such additional directors may be elected by the directors then in office to hold office until their successors are elected and qualified.

         SECTION 3. Vacancies

         Whenever any vacancy occurs in the office of director, except vacancies caused by removal of directors pursuant to Section 310 of the Civil Code of the State of California, such vacancy shall be filled by a majority of the remaining directors, though less than a quorum, or by




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the sole remaining director, if there be but one, and the person so elected shall hold office until his successor is elected and qualified. When one or more of the directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have the power to fill such vacancy or vacancies to take effect when such resignation shall become effective. Each director so appointed shall hold office during the remainder of the term of office of the resigning director or directors, or until their successors are appointed and qualified.

         SECTION 4. Place of Meetings

         Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any place, either within or without the State of California, which shall from time to time be designated by resolution of the Board of Directors or by written consent of all members of the Board.

         SECTION 5. Annual Meeting

         Immediately following each annual meeting of shareholders at which directors shall have been elected, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of any other business. No notice of such meeting need be given. If such meeting is not held for any reason, the same may be held at any other time upon the notice hereinafter provided for special meetings of the Board.

         SECTION 6. Regular Meetings

         Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time determine by resolution, and no notice of regular meetings need be given except that a notice of the adoption of such resolution fixing the times for regular meetings shall be given to each director in the manner hereinafter provided for giving notices of special meetings of the Board of Directors.

         SECTION 7. Special Meetings

         Special meetings of the Board of Directors for any purpose or purposes, unless otherwise prescribed by statute, may be held at any time upon the order of the President or Vice President, of upon the order of any two or more of the directors.




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         Notice of the time and place of special meetings shall be mailed or telegraphed to each director, addressed to him at his last place of business or residence, if known, and if not known, at the principal office of the corporation, or shall be left at such place, or delivered personally. In case such notice is mailed or telegraphed it shall be deposited in the post office or delivered to the telegraph company in the city in which the principal office of the Corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is left or delivered as above provided, it shall be so left or delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, leaving or delivery, as above specified, shall constitute due, legal and personal notice to such director.
         Whenever any director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the affect that said notice has been left at said last known place of business or residence, or had been deposited in the United States post office in said city, addressed to said director as aforesaid, or that notification had been given him by telegraph as above provided, shall constitute conclusive evidence that due notice of such special meeting had been given to such director, as required by law and the Bylaws of this Corporation.
         Notice of any meeting of the Board of Directors shall not be required to be given to any director who shall sign in writing, either before, during or after the meeting, a waiver of notice thereof and consent thereto; provided that any such waiver and consent shall be made a part of the records of the meeting.

         SECTION 8. Quorum and Manner of Acting

         A majority of the whole number of Directors shall constitute a quorum for the transaction of business and every act or decision of a majority of the Directors present at a meeting at which a quorum is present, made or done when duly assembled, shall be valid as the act of the Board of Directors: but a majority of those present at the time and place of any meeting, although less than a quorum, may adjourn the same from time to time, or from day to day, without further notice, until a quorum shall attend, and when a quorum shall attend, any business may be transacted




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which might have been transacted at the meeting had the same been held on the day on which the same was originally appointed or called.

         SECTION 9. Executive and Other Committees  (Added May 27, 1953)

         The Board of Directors may appoint an Executive Committee of such Board, and may delegate to such committee any of the powers and authority of the Board of Directors, except the power to declare dividends and to adopt, amend, and repeal the Bylaws. Such Executive Committee shall be composed of members of the Board of Directors and shall act only in the intervals between meetings of the Board of Directors, and shall be subject at all times to the control of the Board of Directors. The Board or Directors may create and appoint other committees, composed of such persons, whether directors or not, as the directors may designate, with such power and authority as the directors may determine, consistent with the provisions and limitations provided by law.

         SECTION 10. Number of Directors (Amended October 28, 1980 and October 26, 1999)

         The number of directors of the Corporation shall not be less than three nor more than five. The exact number of directors shall be fixed from time to time within the limits specified in this Section 10, by a Bylaw or amendment thereof duly adopted by the shareholders or by the Board of Directors.

         SECTION 10a. Exact Number of Directors (Amended April 26, 2000)

         The number of directors of this Corporation shall be five until changed by a Bylaw or amendment thereof duly adopted by the shareholders or by the Board of Directors amending this Section 10-a.

         SECTION 11. Action Taken Without a Meeting  (Added February 7, 1962)

         Any action required or permitted to be taken by the Board of Directors under any provision of the California General Corporation Law may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the some force and affect as a unanimous vote of such




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Directors. Any certificate or other document filed under any provision of the
California General Corporation Law which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the Bylaws authorize the Directors to so act, and such statement shall be prima facie evidence of such authority.

                                  ARTICLE III

                         (As amended November 24, 1954)

                                    OFFICERS

         SECTION 1. Number, Qualification, Compensation and Tenure of Office

         (a) The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed in accordance with the provisions of Section 2 of this Article III. The officers of the Corporation shall be elected by, and hold office at the pleasure of, the Board of Directors.

         (b) The Chairman of the Board and President shall be a member at the Board of Directors. Any other officer may but need not be a member of the Board of Directors. One person may hold the office and perform the duties of any two officers, except those of President and Vice President, and President and Secretary.

         (c) The officers of the Corporation shall be elected by the Board of Directors annually, or at such other times as the Board of Directors may deem advisable.

         (d) The Vice Presidents may, at the discretion of the Board of Directors, include a Senior Vice President and an Executive Vice President.

         (e) The compensation of the Chairman of the Board and of the President of this Corporation shall be fixed from time to time by the Board of Directors. The compensation of the other officers of the Corporation may be fixed from time to time by the President of the Corporation, subject to the right of the Board of Directors in its discretion to fix, and from time to time to change, the compensation of any officer of the Corporation.



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         SECTION 2. Subordinate Officers

         The Board of Directors may from time to time appoint such subordinate officers or agents as it may deem necessary, including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and shall fix their compensation and tenure of office. Each subordinate officer or agent shall have such authority and perform such duties as may be provided by law or by these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint and to prescribe the authority and duties of any such subordinate officer or agent.

         SECTION 3. Removal and Resignation: Filling of Vacancies

         (a) Any officer may be removed either with or without cause by the Board of Directors at any regular or special meeting thereof, or by any officer upon whom such power of removal may have been conferred by the Board of Directors.

         (b) Any officer may resign at any time by giving written notice to the Board of Directors or to the President of the corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

         (c) A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

         SECTION 4. Chairman of the Board

         The Chairman of the Board may be designated the Chief Executive Officer of the Corporation by the Board of Directors, and while acting as such he shall, subject to the control of the Board of Directors, have general supervision, direction and management of the business and affairs of the Corporation. He shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may from time to time be designated by the Board of Directors or prescribed by the Bylaws.



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         SECTION 5. President

         The President may be designated the Chief Executive Officer of the Corporation by the Board of Directors and while acting as such he shall have general supervision, direction and management of the business and affairs of the corporation, subject to the control of the Board of Directors and subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such officer. The President shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be a member ex officio of all standing committees and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

         SECTION 6. Vice President

         The Vice President, including the Senior Vice President and Executive Vice President, if there be such officers, shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, including the power of supervision, direction and management of any departments, divisions or branches of the business and affairs of the Corporation. In the absence or disability of the President, the duties of the President shall be performed by such Vice President of the Corporation as may be selected by the President if he is able to make such selection and if not, then by such Vice President as shall be selected by the Board of Directors. The Vice President so selected shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.




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         SECTION 7. Secretary

         The Secretary shall keep or cause to be kept a full and complete record of the meetings and proceedings of the Board of Directors and the shareholders. He shall keep or cause to be kept the share and transfer books of the corporation in such manner as to show at any time the names of the shareholders and their addresses, the number and class of shares held by each, and the number and date of certificates issued for the same. The Secretary shall give or cause to be given notice of all of the meetings of the shareholders and of the Board of Directors required by law or by these Bylaws to be given; he shall keep the seal of the Corporation and affix the name or cause it to be affixed to all duly executed instruments which may require it; and he shall have such other powers and perform such other duties as are usually vested in the office of Secretary of a corporation and as may be prescribed by the Board of Directors.

         SECTION 8. Treasurer

         The Treasurer shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books to be kept for that purpose, and shall have general supervision of the funds of the Corporation. He shall perform such other duties as are usually performed by the treasurer of a corporation and as may be prescribed by the Board of Directors.

         SECTION 9. Assistants

         Any Assistant Vice President, Assistant Secretary or Assistant Treasurer may respectively exercise any of the powers of a Vice President or of the secretary or of the Treasurer, respectively, subject to the directions of the Board of Directors, and shall perform such other duties as are prescribed by the Board of Directors.


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                                   ARTICLE IV

                       SHARES AND CERTIFICATES FOR SHARES

         SECTION 1. When Issued

         Certificates for shares of the Corporation shall be issued when fully paid up, and may be issued prior to full payment under such restrictions as the Board of Directors may deem proper.

         SECTION 2. Form of Certificate

         The certificates shall be in such form and device as shall be provided by the Board of Directors and shall fully comply with all applicable provisions of the Civil Code of California. The certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant secretary, if there be one, or by such other officers as may be authorized by the Board of Directors and permitted to do so by law, and the seal of the Corporation shall be affixed thereto.

         SECTION 3. Cancellation and Lost Certificates

         No new certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case the Board of Directors may require, prior to the issuance of a certificate or certificates in lieu thereof, the deposit with the Secretary of a bond satisfactory to the Board of Directors, indemnifying the Corporation and all persons against loss in consequence of the issuance of such new certificate or certificates.

         SECTION 4. Transfer of Shares

         Shares of the Corporation may be transferred by endorsement of the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate: but such transfer is not valid, except as to the parties thereto, until the same is so entered upon the books of the Corporation as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificates are surrendered and cancelled. The transferee in any transfer of




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shares shall be deemed to have full notice of and to consent to the Bylaws of the Corporation to the same extent as if had signed a written assent thereto.

         SECTION 5. Rules and Regulations Concerning Issuance of Shares

         The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates.
         The Board of Directors of this Corporation may, subject to the consent and control of the Commissioner of Corporations of the State of California, and to the provisions of the general corporation law, dispose of the shares of this corporation, in such amounts and at such times as shall be determined by the Board of Directors, and in the discretion of the Board of Directors accept in full or part payment therefore such property, services or other considerations and at such valuations as the Board of Directors may determine.

                                   ARTICLE V

                                   AMENDMENTS

         SECTION 1. Power at Shareholders

         Bylaws may be adopted, amended or repealed either at a meeting by the vote of shareholders entitled to exercise a majority of the voting power, or by the written assent of such shareholders.

         SECTION 2. Power of Directors

         Subject to the right of shareholders to adopt, amend or repeal bylaw, bylaws other than a bylaw or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.


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         ELEANOR R. SMITH does hereby certify and declare that she is Secretary of Scope Industries, a California corporation: that the foregoing constitutes a true and correct copy of the Bylaws of Scope Industries, as amended to date: and that said Bylaws are now in force and effect.

         DATED: September 22, 2000




                                       /s/ Eleanor R. Smith
                                       ---------------------------
                                       Eleanor R. Smith, Secretary